Exhibit 99.1

Synergy Pharmaceuticals Announces Closing of Convertible Notes Exchanges

New York, N.Y., March 28, 2016 — Synergy Pharmaceuticals Inc. (NASDAQ: SGYP) today announced that it has closed separate, privately-negotiated exchanges (collectively, the “Exchanges”) with Eligible Holders (as defined below) of its outstanding 7.50% Convertible Senior Notes due 2019 (CUSIP No. 871639 AC41) (the “Notes”) for the consideration set forth below.

At the closing, and in satisfaction of the consideration for $79.8 million in aggregate principal amount of the Notes, representing approximately 50% of the outstanding aggregate principal amount of Notes, Synergy issued 35.3 million shares of its common stock (the “Shares”). Synergy also issued approximately 872,000 Shares in payment of accrued and unpaid interest on Notes accepted in the Exchanges from the applicable last interest payment date to, but not including, March 28, 2016. A total of 25.6 million shares carried a conversion price of $3.11 pursuant to the existing terms of the Notes. The overall average price per share on the total shares issued was $3.02.

Any Notes not exchanged for Shares pursuant to the Exchanges remain outstanding.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority of any State or other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The Exchanges were made only with, and the Shares were offered and issued only to, holders of Notes who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Eligible Holders”), in private transactions in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Shares, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. Our proprietary GI platform is based on uroguanylin and includes two lead product candidates — plecanatide and dolcanatide. Plecanatide is our first uroguanylin analog currently being evaluated for use as a once-daily tablet for two functional GI disorders, chronic idiopathic constipation and irritable bowel syndrome with constipation. Plecanatide is a 16-amino acid peptide that is structurally identical to uroguanylin with the exception of a single amino acid change. Plecanatide is designed to mimic the function of uroguanylin by working locally in the upper GI tract to stimulate digestive fluid movement and support regular bowel function. Dolcanatide is our second uroguanylin analog currently being explored for inflammatory bowel disease. Dolcanatide is designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Synergy Pharmaceuticals:
Gem Hopkins, 212-584-7610
VP, Investor Relations and Corporate Communications
ghopkins@synergypharma.com